UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Envoy Medical, Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

ENVOY MEDICAL, INC

CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

DATE: MONDAY, OCTOBER 12, 2026

TIME: 9:00 AM CENTRAL TIME

LOCATION: 4875 WHITE BEAR PARKWAY WHITE BEAR LAKE, MN 55110

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE:	FAX:	INTERNET:	EMAIL:
CALL TOLL FREE 1-866-752-8683	SEND THIS CARD TO 202-521-3464	HTTPS://WWW.IPROXYDIRECT.COM/COCH AND FOLLOW THE ON-SCREEN INSTRUCTIONS.	PROXY-ID@EQUINITY.COM INCLUDE YOUR CONTROL ID IN YOUR EMAIL.

THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: **HTTPS://WWW.IPROXYDIRECT.COM/COCH**

IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED ABOVE, BEFORE SEPTEMBER 28, 2026

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT **HTTPS://WWW.IPROXYDIRECT.COM/COCH** UNTIL 11:59 PM EASTERN TIME OCTOBER 11, 2026.

THE PURPOSES OF THIS MEETING ARE AS FOLLOWS:

1. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to, at the discretion of the Board of Directors, effect one or more reverse stock splits (the "Reverse Stock Split") with respect to our issued and outstanding Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), at any time prior to or on December 31, 2026, at a ratio of 1-for-5 to 1-for-25 (the "Range") as further described in the enclosed Proxy Statement (the "Reverse Stock Split Proposal")
2. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal or to constitute a quorum, as described in this proxy statement (the "Adjournment Proposal").; AND
3. TO TRANSACT ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, YOU ARE RECEIVING THIS NOTICE THAT THE PROXY MATERIALS FOR THE SPECIAL MEETING ARE AVAILABLE ON THE INTERNET. FOLLOW THE INSTRUCTIONS ABOVE TO VIEW THE MATERIALS AND VOTE OR REQUEST PRINTED COPIES.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON AUGUST 19, 2026 AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF THE SPECIAL MEETING AND TO VOTE THE SHARES OF OUR CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE, THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' ALL PROPOSALS ABOVE.

PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD